Exhibit 10.83

SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Security Agreement”) is dated as of the 13th day of June, 2008, by and between EXACTECH, INC., a Florida corporation (the “Borrower”), EXACTECH INTERNATIONAL, INC., a Florida corporation and ALTIVA CORPORATION, a Delaware corporation (collectively, “Guarantors”, and together with Borrower, the “Debtor”), as debtors, and SUNTRUST BANK, a Georgia banking corporation, in its capacity as administrative agent for the Lenders [as defined in the Revolving Credit Agreement dated of even date herewith among the Borrower, the lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”)] as secured party (the “Secured Party”).

NOW, THEREFORE, in consideration of the Obligations (as defined in the Credit Agreement) of the Borrower to the Secured Party, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Debtor and the Secured Party hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Any capitalized term not defined herein shall have the meaning given to it in the Credit Agreement. Any capitalized term not defined herein or in the Credit Agreement shall have the meaning given to it in the UCC. As used herein, the following terms shall have the following meanings:

(a) Books and Records. The term “Books and Records” means all of the Debtor’s books and records, including, but not limited to, records indicating, summarizing, or evidencing the Collateral, the Obligations, and the Debtor’s property, business operations, or financial condition; computer runs, invoices, tapes, processing software, processing contracts (such as contracts for computer time and services), and any computer prepared information, tapes, or data of every kind and description, whether in the possession of the Debtor or in the possession of third parties.

(b) Collateral. The term “Collateral” means all personal property of the Debtor, whether now owned or hereafter acquired, whether now existing or hereafter acquired or arising, and wherever located, including, without limitation, the following described property:

(i) ACCOUNTS: All accounts, accounts receivable, contract rights, bills, acceptances, chattel paper, general intangibles, instruments, and other forms of obligations arising out of the sale, lease, or ownership of the Property (“Accounts”), together with any property evidencing or relating to the Accounts (such as guaranties and credit insurance), and any security for the Accounts and all Books and Records relating thereto.

(ii) INVENTORY: All inventory of every nature, kind, and description, wherever located, including, without limitation, raw materials, goods and merchandise, work in process, finished goods (including embedded software), parts and supplies; all goods and property held for sale or lease or to be furnished under contracts of service; all goods and inventory returned, reclaimed or repossessed; other materials and supplies of any kind, nature, or description that are used or consumed in the Debtor’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, and all documents of title or other Documents representing them; all general intangibles and any documents relating to, arising from or evidencing any of the foregoing (“Inventory”).

(iii) EQUIPMENT: All machinery and equipment, furniture and furnishings, and all fixtures, whether or not affixed to realty, tools, motor vehicles with respect to which a certificate of title has been issued, and other tangible personal property (except Inventory), including embedded software and office equipment, as well as all of such types of property leased by the Debtor and all of the Debtor’s rights and interests with respect thereto under such leases (including, without limitations, options to purchase); together with all present and future additions and accessions thereto, accessories, replacements, substitutions, component and auxiliary parts and supplies used or to be used in connection therewith and all substitutes for any of the foregoing; and all manuals, drawings, instructions, warranties, and rights with respect thereto, and the rights of the Debtor under any manufacturer’s warranties relating to the foregoing property; and all records and data relating to any or all of the foregoing property described in Subsections (a)-(c) herein, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of the Debtor’s right, title and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media (“Equipment”).

(iv) GENERAL INTANGIBLES: All “general intangibles”, including, without limitation, any personal property, choses in action, causes of action, and all other intangible personal property of the Debtor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, intellectual property collateral, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trade secrets, computer software, registrations, goodwill, tax refund claims, licenses, franchises, trademarks, trade names, service marks, copyrights, customer lists, and patents, all rights under license agreements for use of the same, any funds that may become due to the Debtor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to the Debtor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty, or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Debtor is the beneficiary, rights to receive dividends, distributions, cash, Instruments, and other property in respect of or in exchange for pledged equity interests or Investment Property (including all rights and interest in securities whether certificated or uncertificated, securities entitlements, securities accounts, commodity contracts, or commodity accounts) and any supporting obligation (as such term is defined in the UCC), letter of credit rights (including rights to payment or performance under a letter of credit whether or not the Debtor, as beneficiary, has demanded or is entitled to demand payment or performance), guarantee, claim, security interest, or other security held by or granted to the Debtor (“General Intangibles”).

(v) CHATTEL PAPER: All chattel paper, including, but not limited to, any electronic chattel paper as well as any writing or writings that evidence both a monetary obligation and security interest in or a lease of specific goods (“Chattel Paper”).

(vi) INSTRUMENTS: All instruments, including, without limitation, bills of exchange, notes, and all negotiable and non-negotiable instruments, all securities, all certificates of deposit and any other writing that evidences a right to the payment of money and is not itself a security agreement or lease and is of a type that is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment (“Instruments”).

(vii) DOCUMENTS: All documents, including, but not limited to, bills of lading, warehouse receipts, and other documents of title (as that term is defined in the Uniform Commercial Code) and any and all receipts, including, but not limited to, receipts of the kind described in Article 7 of the Uniform Commercial Code (“Documents”).

(viii) DEPOSIT ACCOUNTS: All the Debtor’s deposit accounts and any renewals or rollovers of the deposit accounts, any successor accounts, and any general intangibles and choses in action arising therefrom or relating thereto.

(ix) GOODS: All “goods” as defined in the UCC, including embedded software to the extent included in “goods” as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale, and unborn young of animals.

(x) SOFTWARE: All “software” as such term is defined in the UCC, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

(xi) CASH AND SECURITIES: All money, cash, cash equivalents, securities, and other property of any kind of the Debtor held directly or indirectly by the Secured Party.

(xii) PROCEEDS: Any and all proceeds (including insurance proceeds) of any or all of the foregoing and all property that is within the definition of proceeds as it is defined in the Uniform Commercial Code, including without limitation, whatever is received upon the use, lease, sale, exchange, collection, loss, destruction, any other utilization, or any disposition of any of the foregoing property described in this Section 1, whether cash or non-cash, all rental or lease payments, and any other type or item of property, and all substitutions, additions, accessions, replacements, products, and renewals of, to, or for such property and all insurance therefor; and all records and data relating to any or all of the foregoing property, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of the Debtor’s right, title and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media (collectively, “Proceeds”).

Unless the context otherwise requires, all terms used in this definition of Collateral (whether capitalized or not) that are specifically defined in the Uniform Commercial Code shall have the meanings stated therein. The term Collateral expressly excludes any real property owned by the Debtor.

(c) Loan Documents. The term “Loan Documents” means the Credit Agreement, the Notes, all credit accommodations, notes, loan agreements, subordination agreements, security agreements, financing statements, and any other agreements and documents, including any Hedging Agreement, now or hereafter existing, creating, evidencing, guarantying, securing, or relating to any or all of the Obligations, together with all amendments, modifications, restatements, renewals, or extensions thereof.

(d) Obligor. The term “Obligor” means the Debtor and each and every maker, endorser, guarantor, or surety of or party obligated for any of the Obligations.

(e) Uniform Commercial Code. The term “Uniform Commercial Code” of “UCC” means with respect to the Collateral owned by any Debtor which is organized in the State of Florida, the Uniform Commercial Code in effect from time to time in the State of Florida, and with respect to the Collateral owned by any Debtor which is organized under the laws of another State in the United States, the Uniform Commercial Code in effect from time to time in the State of such jurisdiction.

ARTICLE II

SECURITY INTEREST

2.1 Security Interest. In order to secure the due and punctual payment and performance of the Obligations, the Debtor hereby grants to the Secured Party a continuing perfected first priority security interest in and lien on its right, title, and interest in (a) the

Collateral, and (b) all property of the Debtor now or hereafter in the actual or constructive possession of the Secured Party, any of the Lenders and/or any Affiliate of any of the Lenders in any capacity whatsoever including, but not limited to, any balance or share of any deposit, trust or agency account in which a security interest is not prohibited by applicable law. If the Debtor has granted any security interest to the Secured Party in any or all of the Collateral prior to the date of this Security Agreement, this Security Agreement shall be deemed to be a reaffirmation of the previously granted security interest and an amendment and restatement of any previously executed Security Agreement. It is the intention of the Debtor, all Obligors, and the Secured Party that all existing security interests will remain continuously perfected. The security interests granted are granted as security only and shall not subject the Secured Party to, or in any way affect or modify, any obligation or liability of the Debtor or any other Obligor with respect to any of the Collateral or any transaction that gave rise thereto. This Security Agreement is and shall be considered and deemed to be a security agreement as referred to in the Uniform Commercial Code.

2.2 Release of Collateral. Upon any sale, lease, transfer or other disposition of any item of Collateral of any Debtor in accordance with the terms of this Security Agreement and the Credit Agreement (other than any disposition among Loan Parties or to any Subsidiary of any Loan Party), the Secured Party will, at such Debtor’s request and expense, execute and deliver to such Debtor such documents as such Debtor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) such Debtor shall have delivered to the Secured Party, at least three (3) Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Secured Party.

2.3 Additional Debtors. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary Loan Party that was not in existence on the date of the Credit Agreement is required to enter into this Security Agreement as a Debtor upon becoming Subsidiary Loan Party. Upon execution and delivery after the date hereof by the Secured Party and such Subsidiary of an instrument in the form of Exhibit A, such Subsidiary shall become a Debtor hereunder with the same force and effect as if originally named as a Debtor herein. The execution and delivery of any instrument adding an additional Debtor as a party to this Security Agreement shall not require the consent of any other Debtor hereunder. The rights and obligations of each Debtor hereunder shall remain in full force and effect notwithstanding the addition of any new Debtor as a party to this Security Agreement. The foregoing shall not apply to Foreign Subsidiaries of the Borrower which shall become parties hereto only pursuant to Section 5.9 of the Credit Agreement.

ARTICLE III

RIGHTS IN CONNECTION WITH COLLATERAL

3.1 Delivery of Documents. At any time and from time to time, upon the demand of the Secured Party, the Debtor will, at the Debtor’s expense:

(a) immediately give, execute, deliver, pledge, endorse, file, and/or record any notice, statement, financing statement, instrument, document, chattel paper, agreement, or other papers that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create, preserve, perfect, or validate any security interest granted pursuant hereto or intended to be granted hereunder or to enable the Secured Party to exercise or enforce its rights hereunder or with respect to such security interest; and

(b) keep, stamp, or otherwise mark any and all documents, instruments, chattel paper, and its/their Books and Records relating to the Collateral in such manner as the Secured Party may require.

3.2 Power of Attorney. The Debtor hereby irrevocably appoints the Secured Party (and any of its attorneys, officers, employees, or agents) as its true and lawful attorney-in-fact, said appointment being coupled with an interest, with full power of substitution, in the name of the Debtor, the Secured Party, or otherwise, for the sole use and benefit of the Secured Party in its reasonable discretion, but at the Debtor’s expense, to exercise, to the extent permitted by law, in its name or in the name of the Debtor or otherwise, the powers set forth herein, whether or not any of the Obligations is due (a) to endorse the name of the Debtor upon any instruments of payment, freight, or express bill, bill of lading, storage, or warehouse receipt relating to the Collateral and upon the occurrence of an Event of Default (as defined in Section 5.1 below) to demand, collect, receive payment of, settle, or adjust all or any of the Collateral; (b) to correspond and negotiate directly with insurance carriers; and (c) to sign and file one or more financing statements and continuation statements naming the Debtor as debtor and the Secured Party as secured party and to execute any notice, statement, instruments, agreement, or other paper that the Secured Party may require to create, preserve, perfect, or validate any security interest granted pursuant hereto or to enable the Secured Party to exercise or enforce its rights hereunder or with respect to such security interest. Neither the Secured Party nor its attorneys, officers, employees, or agents shall be liable for any act, omissions, any error in judgment, or mistake in fact in its/their capacity as attorney-in-fact that is done in good faith. This power, being coupled with an interest, is irrevocable until the Obligations has been fully satisfied, except for acts, errors, and mistakes amounting to gross negligence or willful misconduct.

3.3 Security Agreement as Financing Statement. At the Secured Party’s sole option, and without the Debtor’s consent, the Secured Party may file a copy or other reproduction of this Security Agreement or any financing statement executed pursuant hereto as a financing statement in any jurisdiction so permitting. The Secured Party is expressly authorized to file financing statements without the Debtor’s signature.

3.4 Secured Party’s Rights in Collateral. With respect to the Collateral, or any part thereof, the right is expressly granted to the Secured Party, at its sole discretion after an Event of Default has occurred:

(a) to transfer or register in the name of itself or its nominee any of the Collateral, and whether or not so transferred or registered, to receive the income and dividends thereon, including stock dividends and rights to subscribe, and to hold the same as a part of the Collateral and/or apply the same to the Obligations;

(b) to exchange any of the Collateral for other property upon the reorganization, recapitalization, or other readjustment and in connection therewith, to deposit the Collateral or any part thereof with any nominee or depository upon such terms as the Secured Party may determine in its reasonable discretion; and

(c) extend the time of payment, arrange for payment in installments, or otherwise release its security interest in any of the Collateral, or refrain from exercising any right against any Collateral.

3.5 Custody of Collateral. With respect to the Collateral, or any part thereof, which at any time may come into the possession, custody, or under the control of the Secured Party or any of its Affiliates, agents or correspondents, the Debtor hereby acknowledges and agrees that the Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of such Collateral, whether pursuant to Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as it deals with its own similar property.

3.6 Delay in Realizing Upon Collateral. Neither the Secured Party, nor any of its directors, officers, employees, Affiliates, agents or correspondents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so.

3.7 Collateral Examinations. The Debtor shall submit to collateral examinations (upon not less than two (2) Business Days notice) at any time as may be reasonably requested by the Secured Party, to be performed by Secured Party or its agent, for its benefit. The results of such examinations shall be satisfactory to the Secured Party in its reasonable discretion. If no Event of Default has occurred and is continuing, the Debtor shall pay the cost of up to two (2) examinations per year, not to exceed $5,000.00 per examination. If an Event of Default has occurred and is continuing, the Debtor shall pay all costs of such examinations.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 Representations and Warranties. The Debtor represents and warrants to the Secured Party, which representations and warranties shall be continuing representations and warranties until all of the Obligations is satisfied in full, and covenants with the Secured Party as follows:

(a) Place of Business; Locations of Collateral; State of Formation. The state of formation of the Debtor is the state set forth in Exhibit 4.03(a) hereto. The location where the Debtor maintains its Books and Records is the address set forth in Exhibit 4.03(a) hereto or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 4.03(a) hereof. All of the places of business of the Debtor are set forth in Exhibit 4.03(a). All other locations of Collateral, or addresses from which invoices are sent, if any, are at the location(s) hereafter disclosed to the Secured Party pursuant to Section 4.03(a) hereof.

(b) Duly Authorized. This Security Agreement has been duly authorized, executed, and delivered, and constitutes the legal, valid, and binding obligations of the Debtor, enforceable against the Debtor in accordance with its terms, except as it might be limited by bankruptcy, reorganization, moratorium, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights in general.

(c) Not in Violation of Law. This Security Agreement does not and will not violate any applicable law, the organizational documents, or bylaws of the Debtor, or any other agreement or instrument to which the Debtor or any of its property may be bound or subject, except as may be set forth in certain agreements between the Debtor and the Lenders regarding other loans between such parties, and the pay off and satisfaction of that certain Loan and Security Agreement dated June 25, 2004 with Merrill Lynch Business Financial Services, Inc. (the “Merrill Lynch Facility”).

(d) No Consents Required. Except for consents obtained in connection with and prior to closing the Credit Agreement, no consent or approval of any person or entity, or of any public authority, is necessary for the valid execution, delivery, and performance of this Security Agreement.

(e) Title to the Collateral; Good Repair. The Debtor is or, to the extent that any Collateral will be acquired after the date hereof, will be, the sole owner of the Collateral, holding good and marketable title thereto, and covenants to keep the Collateral free from any lien, security interest, encumbrance, or claim of any person or entity other than the liens and encumbrances of the Secured Party or as otherwise permitted under the Credit Agreement. The Debtor has the right to grant the security interests created by this Security Agreement. Upon payment of all amounts outstanding under the Merrill Lynch Facility and release of all liens granted in connection therewith, the security interests granted and reaffirmed by this Security Agreement constitute first priority security interests in the Collateral, which will be perfected, to the extent perfection of any portion of the Collateral may occur by filing, upon the filing by the Secured Party of the appropriate financing statements. Except as expressly permitted under the Credit Agreement, the Collateral is not subject to or restricted by any agreement or license relating to patents, trademarks, trade secrets or copyrights, except to the extent that the Collateral encompasses third party software. The Debtor shall keep the Collateral in good order and repair, reasonable wear and tear excepted, and will not waste or destroy the Collateral or any part thereof.

(f) Insurance. The Debtor shall maintain insurance at all times with respect to the Collateral against the risks of fire, theft, and such other risks as the Secured Party may require, containing such terms, in such form and amounts, for such periods and written by such companies as are acceptable to the Secured Party in its reasonable discretion. All such policies of insurance shall name the Secured Party as loss payee and shall provide for not less than thirty (30) days’ prior written notice to the Secured Party of intended cancellation or reduction in coverage. Promptly after the date hereof, the Debtor shall furnish the Secured Party with certificates or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions. The Secured Party shall have the right (but shall be under no obligation) to pay any of the premiums on such insurance and all such payments shall become part of the Obligations and be considered an advance at the highest rate of interest provided for in the Loan Documents. The Debtor expressly authorizes its insurance carriers to pay proceeds of all insurance policies covering all or any part of the Collateral directly to the Secured Party to the full extent that such proceeds relate to the Collateral.

(g) Notice of Interest. If reasonably requested by the Secured Party, the Debtor shall give notice of the Secured Party’s security interests in the Collateral to any third person with whom the Debtor has any actual or prospective contractual relationship or other business dealings.

(h) Compliance with Laws. The Debtor is, and shall continue to be, in compliance in all material respects with all laws, statutes, rules, and regulations of every kind applicable to the Debtor, its business, the Collateral and this Security Agreement. The Debtor shall not knowingly use the Collateral or any of its property in violation of any applicable law, statute, regulation, or ordinance, or any Environmental Law.

(i) Materially Misleading Statements. No representation, warranty, or statement made herein, in the Credit Agreement, or in any certificate or document furnished or to be furnished pursuant hereto contains or will contain any material misrepresentation of fact or material omission of fact necessary to make it not misleading.

4.2 Covenants. The Debtor hereby covenants and agrees that for as long as any Obligations is outstanding:

(a) Changes in Location of Chief Executive Office, Residence, Books and Records, Collateral. The Debtor shall provide the Secured Party with prompt written notice of (i) any intended change in the chief executive office, or state of formation of the Debtor, and/or the office where the Debtor maintains its Books and Records; and (ii) the location or movement of any Collateral to or at an addresses other than the Debtor’s address as set forth in Exhibit 4.03(a) attached hereto (other than shipments of Inventory made by the Debtor in the ordinary course of its business), all such notices to be received by the Secured Party at least thirty (30) days prior to the effective date of any such change. If any such new location as set forth in subparagraphs (i) and (ii) hereof is on leased or mortgaged premises, the Debtor will use its best efforts to furnish the Secured Party, prior to the effective date of any such change, with landlord’s or mortgagee’s waivers pertaining to such premises in form and substance satisfactory to the Secured Party in its reasonable discretion;

(b) Prompt Payment of Taxes. The Debtor shall promptly pay any and all taxes, assessments, and/or governmental charges upon the Collateral on the dates such taxes, assessments, and/or governmental charges are due and payable, except to the extent that such taxes, assessments, and/or charges are contested in good faith by the Debtor by appropriate proceedings and for which the Debtor is maintaining adequate reserves. Upon request of the Secured Party, the Debtor shall deliver to the Secured Party such receipts and other proofs of payment as the Secured Party may reasonably request;

(c) Delivery of Instruments, Chattel Paper and Documents of Title. If at any time the Debtor has more than an aggregate of $1,000,000 in value of Collateral consisting of instruments, chattel paper, and/or documents (including bills of lading and warehouse receipts), the Debtor shall notify the Secured Party and upon the request of Secured Party shall deliver such Collateral to the Secured Party and shall execute any form of assignment or endorsement requested by the Secured Party with respect thereto;

(d) Notice of Adverse Changes, Events of Default, Seizures and Institution of Litigation. The Debtor shall immediately notify the Secured Party of (i) any material adverse change in its business, property, or financial condition, including, without limitation, any material loss of or damage to any Collateral; (ii) the occurrence of an Event of Default under this Security Agreement; (iii) any seizure of the Collateral or any claims or alleged claims of third parties to the Collateral; and (iv) the institution of any material litigation, arbitration, governmental investigation, or administrative proceedings against or affecting the Debtor or any of the Collateral;

(e) Disposition of Collateral. Except as otherwise permitted under the Credit Agreement, the Debtor shall not sell, offer to sell, otherwise assign, or permit the involuntary transfer of, or disposition of the Collateral or any interest therein, without the prior written consent of the Secured Party; provided, however, that unless the Secured Party notifies the Debtor otherwise, the Debtor may (i) sell Inventory in the ordinary course of its business, (ii) sell or otherwise transfer Collateral between the parties constituting the Debtor, and (iii) sell Collateral if the proceeds from such sale are used to purchase replacement or substitute assets of the same type, quality and character;

(f) Maintenance and Inspection of Books and Records. The Debtor shall maintain Books and Records that are complete and accurate in all material respects, and, with respect to the Collateral, shall make all necessary entries therein to reflect the location of its Accounts, Equipment and Inventory. The Debtor shall permit the Secured Party and its authorized agents and representatives to have full, complete, and unrestricted access to the Books and Records at all reasonable times and upon reasonable advance notice to inspect, audit, and make copies of any and all such Books and Records.

Any inspection by Secured Party of the Books and Records shall be at Secured Party’s expense, provided, however, after a Default or an Event of Default and promptly upon submission to the Debtor of an invoice therefor, the Debtor will reimburse the Secured Party for any and all fees and costs related to any inspection by the Secured Party and its authorized agents and representatives of the Books and Records. The Debtor shall permit the Secured Party and its authorized agents and representatives to inspect any or all of the Collateral at all reasonable times and upon reasonable advance notice, the costs for which Collateral examinations shall be governed by Section 3.7 hereof. The fees and costs associated with Collateral Examinations pursuant to Section 3.7 hereof are separate and apart from any costs of Secured Party pursuant to the rights set forth in this Section 4.2(f);

(g) Landlord Liens. Upon the request of the Secured Party, the Debtor shall deliver to the Secured Party all evidence of ownership in the Collateral, including certificates of title with the Secured Party’s interest appropriately noted on the certificate and if any of the Collateral is located upon land that is the subject of a lease or mortgage, the Debtor shall use its best efforts to obtain and deliver an agreement of subordination from the landlord or mortgagee providing that any lien of such party shall be subordinate to the security interest of the Secured Party granted herein. The Secured Party’s rights hereunder shall be enforceable at law or in equity, and the Debtor consents to the entry of judicial orders or injunctions enforcing specific performance of such obligations hereunder; and

(h) Assignment of Accounts. With respect to Accounts, the Debtor shall, upon reasonable request (and as may otherwise be provided in the Credit Agreement), immediately give to the Secured Party, in a form acceptable to the Secured Party, assignments of all Accounts, all original and other documents evidencing a right to payment of Accounts, agings, lists of account debtors, copies of purchase orders, invoices, shipping and delivery receipts, and such other data concerning the Accounts as the Secured Party may request. If any of the Accounts that are Collateral arise out of contracts with the United States or any of its departments, agencies, or instrumentalities, the Debtor shall immediately notify and identify same to the Secured Party, and shall promptly execute and deliver to the Secured Party an assignment of claims for such Accounts in a form acceptable to the Secured Party, and shall take all steps deemed necessary or desirable by the Secured Party to protect the Secured Party’s interest therein under the Federal Assignment of Claims Act, as amended from time to time, or any similar law or regulation. The Debtor agrees that the Secured Party and its authorized agents and representatives shall at all times have the right to confirm orders and to verify any or all of the Accounts in the Secured Party’s name, or in any fictitious name used by the Secured Party for verifications.

ARTICLE V

DEFAULT; REMEDIES

5.1 Events of Default. The occurrence of any one of the following shall constitute an event of default (“Event of Default”) under this Security Agreement:

(a) Breach Under this Security Agreement. A breach by the Debtor of any term, obligation, provision, covenant, representation, or warranty arising under this Security Agreement (provided that if the default is curable, the Debtor shall have thirty (30) calendar days to cure any default under this section so long as neither the value of the Secured Party’s rights in the Collateral or the value of the Collateral is materially impaired); or

(b) Default under Credit Agreement. If an Event of Default shall have occurred under the Credit Agreement.

5.2 Remedies.

(a) Rights in General. In addition to the remedies of the Secured Party pursuant to the Credit Agreement and the other Loan Documents, upon the occurrence of, and following an Event of Default the Secured Party may, at its option, exercise any and all rights and remedies it has under this Security Agreement, any other Loan Document, and/or applicable law.

(b) Right of Set-off. If any one or more Events of Default shall have occurred, whether or not the Secured Party shall have made any demand under any of the Loan Documents, and regardless of the adequacy of any Collateral for the Obligations or other means of obtaining repayment of the Obligations, the Secured Party shall have the right, and is specifically authorized hereby to setoff against and apply to the then unpaid balance of the Obligations any items or funds of the Debtor and/or any Obligor held by the Secured Party or any Affiliate, any and all deposits (whether general or special, time or demand, matured or unmatured) or any other property of the Debtor and/or any Obligor, including, without limitation, securities and/or certificates of deposit, now or hereafter maintained by the Debtor and/or any Obligor for its or their own account with the Secured Party or any Affiliate, and any other indebtedness at any time held or owing by the Secured Party or any Affiliate to or for the credit or the account of the Debtor and/or any Obligor, even if effecting such set-off results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits. For such purpose, the Secured Party shall have, and the Debtor hereby grants to the Secured Party, a first priority lien on and security interest in such deposits, property, funds, and accounts, and the proceeds thereof. The Debtor further authorizes any Affiliate, upon and following the occurrence of an Event of Default, at the request of the Secured Party, and without notice to the Debtor, to turn over to the Secured Party any property of the Debtor, including, without limitation, funds and securities held by the Affiliate for the Debtor’s account, and to debit any deposit account maintained by the Debtor with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by the Secured Party up to the amount of the Obligations, and to pay or transfer such amount or property to the Secured Party for application to the Obligations.

(c) Additional Rights and Remedies. In addition to the rights and remedies available to the Secured Party as set forth above, upon the occurrence of an Event of Default hereunder, or at any time thereafter, the Secured Party may, at its option, immediately and without notice, do any or all of the following, which rights and remedies are cumulative, may be exercised from time to time, and are in addition to any rights and remedies available to the Secured Party under any other agreement or instrument by and between any Obligor and the Secured Party: (i) exercise any and all of the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to require the Debtor to assemble the Collateral and make it available to the Secured Party at a place reasonably convenient to the parties; (ii) operate, utilize, recondition and/or refurbish any of the Collateral by any means deemed appropriate by the Secured Party, in its reasonable discretion, including, without limitation, converting raw materials and work-in-process into finished goods; (iii) notify the account debtors for any of the Accounts to make payment directly to the Secured Party, or to such post office box as the Secured Party may direct; (iv) vote the Collateral and exercise all rights with the same force and effect as an absolute owner; (v) demand, sue for, collect, or retrieve any money or property at any time payable, receivable on account of, or in exchange for, or make any compromise, or settlement deemed desirable with respect to any of the Collateral; (vi) notify the post office authorities to change the address for delivery of the Debtor’s mail to an address designated by the Secured Party and to receive, open, and distribute all mail addressed to the Debtor, retaining all mail relating to the Collateral and promptly forwarding all other mail to the Debtor; and/or (vii) upon ten (10) calendar days’ prior written notice to the Debtor (or one (1) day notice by telephone with respect to Collateral that is perishable or threatens to decline rapidly in value), which the Debtor hereby acknowledges to be sufficient, commercially reasonable and proper, the Secured Party may sell, lease, or otherwise dispose of any or all of the Collateral at any time and from time to time at public or private sale, with or without advertisement thereof, and apply the proceeds of any such sale first to the Secured Party’s expenses in preparing the Collateral for sale (including reasonable attorneys’ fees) and second toward payment of the Obligations in any order deemed appropriate by the Secured Party in its reasonable discretion, and third with any excess being paid by the Secured Party to the Debtor; provided, however, that nothing herein shall be construed to prohibit the Secured Party from seeking a deficiency judgment if the proceeds do not fully and completely satisfy the Obligations. The Secured Party shall be under no obligation to make or complete a sale regardless of whether notice of sale had been given. Moreover, the Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and any such sale may, without further notice, be made at the time and place to which it was so adjourned. The Debtor waives the benefit of any marshalling doctrine with respect to the Secured Party’s exercise of its rights hereunder. The Debtor grants a royalty-free license to the Secured Party for all patents, service marks, trademarks, tradenames, copyright, computer programs, and other intellectual property and proprietary rights sufficient to permit the Secured Party to exercise all rights granted to the Secured Party under this Section. The Secured Party or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold such Collateral absolutely, free from any claim or right of whatsoever kind, including any equity of redemption of the Debtor or any other Obligor, any such notice, right, and/or equity of redemption being hereby expressly waived and released.

(d) Continuing Enforcement of the Loan Documents. If, after receipt of any payment of all or any part of the Obligations or the obligations of the Debtor to the Secured Party, the Secured Party is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason, then this Security Agreement and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be. The provisions of this Paragraph shall survive the termination of this Security Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of the Security Agreement or any other Loan Document, the release of any security interest, lien, or encumbrance securing the Obligations or any other action that the Secured Party may have taken in reliance upon its receipt of such payment. The Debtor also agrees to indemnify, defend, and hold harmless the Secured Party with respect to any and all claims, expenses, demands, losses, costs, fines, or liabilities of any kind (including, without limitation, those involving death or personal injury) arising from or in any way related to any hazardous materials or dangerous environments within, on, from, related to, or affecting any real property owned or occupied by the Debtor, except to the extent attributable to the willful misconduct of the Secured Party.

ARTICLE VI

MISCELLANEOUS

6.1 Remedies Cumulative; No Waiver. The rights, powers, and remedies of the Secured Party provided in this Security Agreement and any of the Loan Documents are cumulative and concurrent, and are not exclusive of any right, power, or remedy available to the Secured Party. No failure or delay on the part of the Secured Party in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude any other or further exercise thereof, or the exercise of any other right, power, or remedy.

6.2 Notices. Notices and communications under this Security Agreement shall be in writing and shall be given in accordance with Section 10.1 of the Credit Agreement.

6.3 Governing Law. This Security Agreement shall be construed and enforced in accordance with and governed by the substantive laws of the State of Florida without reference to conflict of laws principles.

6.4 Counterparts; Termination. This Security Agreement may be executed simultaneously in several counterparts. Each counterpart shall be deemed an original. Upon the payment in full of all Obligations, and the discharge of all obligations owed by the Debtor to the Secured Party (included any obligations that have been revived under preference or other laws), and following the reasonable request of the Debtor, the Secured Party shall execute and deliver documentation to discharge the lien of this Security Agreement.

6.5 Integration; Amendment. This Security Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No amendment of this Security Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

6.6 Successors and Assigns. This Security Agreement (a) shall be binding upon the Debtor and the Secured Party and, when applicable, their respective heirs, executors, administrators, successors, and permitted assigns, and (b) shall inure to the benefit of the Debtor and the Secured Party and, when applicable, their respective heirs, executors, administrators, successors, and permitted assigns; provided, however, that the Debtor may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Secured Party, and any such assignment or attempted assignment by the Debtor shall be void and of no effect with respect to the Secured Party. The Secured Party may from time to time sell or assign, in whole or in part, or grant participations in some or all of the Loan Documents and/or the obligations evidenced thereby. The Debtor authorizes the Secured Party to provide information concerning the Debtor to any prospective purchaser, assignee, or participant.

6.7 Severability and Consistency. The illegality, unenforceability, or inconsistency of any provision of this Security Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality, enforceability, or consistency of the remaining provisions of this Security Agreement or any instrument or agreement required hereunder. The Loan Documents are intended to be consistent. However, in the event of any inconsistencies among any of the Loan Documents, such inconsistency shall not affect the validity or enforceability of any Loan Document. The Debtor agrees that in the event of any inconsistency or ambiguity in any of the Loan Documents, the Loan Documents shall not be construed against any one party.

6.8 Consent to Jurisdiction and Service of Process. The Debtor irrevocably appoints each and every owner, partner, and/or officer of the Debtor as its attorneys upon whom may be served, by regular or certified mail at the address set forth in this Security Agreement, any notice, process, or pleading in any action or proceeding against it arising out of or in connection with this Security Agreement or any of the other Loan Documents. The Debtor hereby consents that (i) any action or proceeding filed in connection with or arising out of this Security Agreement or the Collateral may be commenced and maintained in any court within Duval or Alachua County, Florida or in any United States District Court in Middle District of Florida by service of process on any such owner, partner, and/or officer; and (ii) such courts shall have jurisdiction with respect to the subject matter hereof and the person of the Debtor and all Collateral for the Obligations.

6.9 Joint and Several Liability. The obligations of each person or entity constituting the Debtor shall be joint and several, and the word “Debtor” means each of them, any of them and/or all of them.

6.10 Judicial Proceedings; Waivers. THE DEBTOR AND THE SECURED PARTY ACKNOWLEDGE AND AGREE THAT (a) ANY SUIT, ACTION, OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE DEBTOR OR THE SECURED PARTY OR ANY SUCCESSOR OR ASSIGN OF THE DEBTOR OR THE SECURED PARTY, ON OR WITH RESPECT TO THIS SECURITY AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE COLLATERAL, OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (b) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION, OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (c) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS SECURITY AGREEMENT AND THE SECURED PARTY WOULD NOT EXTEND CREDIT IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS SECURITY AGREEMENT.

[SIGNATURES ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the Debtor and the Secured Party have executed this Security Agreement on the day and year first above written.

DEBTOR:		SECURED PARTY:

EXACTECH, INC., a Florida corporation		SUNTRUST BANK, as Administrative Agent

By:	/s/ Joel C. Phillips	By:	/s/ John S. Roberts, Jr.
	Joel C. Phillips, Chief Financial Officer		John S. Roberts, Jr., Vice President

ALTIVA CORPORATION, a Delaware corporation

By:	/s/ Joel C. Phillips
Joel C. Phillips, Chief Financial Officer

EXACTECH INTERNATIONAL, INC., a Florida corporation

By:	/s/ Joel C. Phillips
Joel C. Phillips, Chief Financial Officer

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